Exhibit 23, Consent of Independent Certified Public Accountants:

INDEPENDENT AUDITORS' CONSENT

   We consent to the incorporation by reference in Registration Statement Nos. 33-52205, 33-52609, and 333-3377 on Form S-3, in Post-Effective Amendment No. 1 to Registration Statement No. 2-62919 on Form S-3, and in Registration Statement Nos. 33-9501, 33-21556, and 33-57107 on Form S-8 of First Security Corporation of our report dated February 21, 1997, appearing in this Annual Report on Form 10-K of First Security Corporation for the year ended December 31, 1996.

[SIGNED]
DELOITTE & TOUCHE LLP

Salt Lake City, Utah
March 25, 1997